EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of this 9th day of June, 1997, by and between FIRST TEAM AUTOMOTIVE CORP., a Delaware corporation (the "COMPANY"); and EZRA P. MAGER, a resident of New York (the "EXECUTIVE").

         RECITALS. The parties wish to provide for the employment of the Executive by the Company from and after the Effective Date (defined below) and to restrict the ability of the Executive to compete with the Company, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT.

                  1.1 EFFECTIVE DATE. This Agreement shall be effective April 1, 1997 (the "EFFECTIVE DATE").

                  1.2 TERM AND DUTIES. The effective date of this Agreement shall be April 1, 1997 and it shall continue in force and effect until March 31, 2000, unless earlier terminated as hereafter provided, to serve as Vice-Chairman of the Company. During the Employment Term, and subject to the restrictions set forth in Section 7, Executive shall perform such services and duties as are consistent with such position. Without limiting the generality of the foregoing, Executive shall:

                           (a) Act as a liaison between Company and the
investment banking community with respect to Company's operations as a public company.

                           (b) To assist identifying acquisition opportunities
and to provide information to Company as requested by Company to facilitate analysis and review of proposed acquisitions and the structure of same.


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                           (c) To perform hereunder at the highest possible
level of integrity and honesty.

                           (d) To participate in management meetings and to
continually seek ways to improve operations and maximize profitability.

                           (e) To consult with Company as requested with respect
to financial relationships and structuring.

                           (f) Work a schedule of hours as necessary to provide
the services set forth herein.

         2. EXCLUSIVE DEVOTION TO DUTIES. During the term of this Agreement, Executive shall devote his full time to his duties outlined herein and shall not engage in or carry on or be employed by, directly or indirectly, any other business or profession without the consent of Company, provided, however, that nothing herein contained shall prohibit Executive from investing or trading in stocks, bonds, commodities or other securities or forms of investments, including real property. Executive shall not engage in any activities competitive with or adverse to Company's business or welfare during the term of this Agreement. The Executive agrees that in the event of his breach of the requirements of this paragraph, Company shall be entitled to injunctive relief, in addition to such other remedies and relief which would be available to Company.

         3. COMPENSATION AND BENEFITS. During the Employment Term, the Company shall pay Executive the compensation and other amounts set forth below.

                  3.1 SALARY. For the period from April 1, 1997 through March 31, 2000, the Company shall pay Executive a salary ("SALARY") of $20,000.00 per month, payable in installments according to the Company's regular payroll practices and subject to such deductions as may be required by law. During any subsequent year(s) of the Employment Term, Executive's Salary shall be as determined by the

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Compensation Committee of the Company's Board of Directors (the "COMPENSATION
COMMITTEE") in its discretion.

                  3.2 BENEFITS. Executive shall receive: (i) one (1) demonstrator vehicle, provided by the Company from time-to-time; (ii) as approved by the Company in writing, reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder, including but not limited to travel expenses (such expenses shall be reimbursed by the Company, from time to time (but not less frequently than monthly), upon presentation of appropriate receipts therefor); and (iii) reasonable expenses with respect to the Executive's office in New York (not to exceed $________ per month).

         4. REPAYMENT OF EXCESSIVE COMPENSATION. In the event that any part of the compensation in the form of salary, bonuses, contribution to retirement plans, or otherwise, paid to or on behalf of or for the benefit of the Executive shall be disallowed in whole or in part as a deductible expense of Company by the Internal Revenue Service, or by Company as being inappropriate, such disallowed amount shall be reimbursed by the Executive to Company within thirty
(30) days after Company has notified the Executive of the amount of the disallowance. In the event Company has not been fully repaid within said thirty-day period, Company shall have the right to withhold the unpaid amount from future salary payments, in one or more equal monthly installments, until the amount owed to Company has been recovered in full.

         5. TERMINATION.

                  5.1 Executive's employment pursuant to this Agreement shall be terminated by the first to occur of the following events:

                           (a) The death of Executive.

                           (b) Executive retires.

                           (c) Company abandons the pursuit of an initial public
offering of its shares by itself or an affiliate.

                           (d) This Agreement expires by its terms.

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                           (e) The Complete Disability of Executive. "COMPLETE
DISABILITY" as used herein shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform the services provided for in this Agreement for thirty (30) consecutive days or for an aggregate of sixty (60) days within any period of twelve (12) consecutive months during the Employment Term, as certified by a licensed competent physician employed by the Company at the Company's expense.

                           (f) The resignation of Executive, or the discharge of
Executive by the Company for Cause. Executive may resign his employment solely upon thirty (30) days' prior written notice. In such event, Executive shall continue to render his full services to Company and Company shall pay Executive full compensation up to the date of termination (unless Company does not desire such performance during the notice period). "CAUSE" as used herein shall mean:

                                    (i)     the use of alcohol, narcotics, or
other drugs to the extent that it prevents Executive from effectively performing services for the Company or the Dealership, as determined by the Company after investigation, notice of the charge to Executive and after allowing the Executive an opportunity to explain the conduct in question;

                                    (ii)    the use at any time while performing
services required under this Agreement of any illegal non-prescription drug or medication, as determined by the Company after investigation, notice of the charge to Executive and after allowing the Executive an opportunity to explain the conduct in question;

                                    (iii)   conviction of a felony or a crime
involving moral turpitude;

                                    (iv)    acts of fraud by the Executive
against the Company or its affiliates, or in connection with the performance of his duties hereunder, as determined by the Company after investigation, notice of the charge to Executive and after allowing the Executive an opportunity to explain the conduct in question; or


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                                    (v)     Disclosing to a competitor or other
unauthorized persons proprietary information, confidences or trade secrets of Company.

                                    (vi)    Recruitment of Company's personnel
on behalf of a competitor or potential competitor of Company.

                                    (vii) solicitation of business on behalf of
a competitor or potential competitor of Company.

                                    (viii) the Executive's willful or repeated
failure to comply with the provisions of this Agreement or to perform Executive's duties and obligations under this Agreement, in any material respect (a "DEFAULT"); provided, however, that in the case of this subsection (v), termination for "Cause" shall occur only if the Company has given written notice of the Default to Executive and Executive has failed to cure the Default in question during a period of seven (7) days after the date of Executive's receipt of such notice.

                  5.2 Upon any termination for any of the reasons set forth in
Section 5.1, the Company shall be released from all obligations hereunder, including without limitation, the obligation to compensate Executive pursuant to
Section 3 hereof; provided, however, that Executive shall receive payment for Salary, and reimbursement for business expenses, accrued through the date of termination.

                  5.3 Notwithstanding the foregoing, the Company may terminate Executive's employment pursuant to this Agreement at any time without Cause; provided, however, that in the event of such termination the Company shall, in addition to paying Executive for Salary and expense reimbursements accrued through the date of termination, pay Executive, as severance pay and in full satisfaction of all rights and claims of Executive under this Agreement, an amount (the "Severance Payment") equal to: (i) one month's base salary, at the rate in effect on the date of termination; multiplied by (ii) the number of years the Executive has been continuously employed by the Company or one of its predecessors or subsidiaries; provided, that in no event shall the aggregate Severance Payment to Executive exceed one year's Salary. No other allowances, salary payments or benefits of any kind shall be paid after the effective date of termination. Solely for

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purposes of this Section 5.3, Executive is deemed to have been first employed by the Company on April 1, 1997.

         6. SURRENDER OF RECORDS, EQUIPMENT, ETC., ON TERMINATION OF EMPLOYMENT. Executive agrees that, on termination of his employment, Executive will surrender and return to the Company, in good condition, any and all equipment, keys, records, books, tapes, credit cards, vehicles, compilations, materials, or property of any description whatsoever, of the Company or the Dealership, all in good condition, ordinary wear and tear excepted.

         7. COVENANT AGAINST UNFAIR COMPETITION.

                           (a) Subject to subsection (g) below, Executive will
not, for as long as he is employed hereunder and for a period of three years following any termination of his employment, for any reason, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                                    (i)     own, control, manage, be employed
by, consult with, or otherwise participate in, a business (other than that of the Company) involved anywhere within the Trade Area (as hereinafter defined) in the retail sale or service of new or used motor vehicles (the activities described in this clause (i) are hereinafter referred to collectively as the "Business");

                                    (ii)    solicit or induce, or in any manner
attempt to solicit, any person employed by the Company or its affiliates to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will, or hire any person who has been employed by the Company or an affiliate thereof at any time during the six (6) month period preceding such hiring; or

                                    (iii) disclose to any third party or use any
trade secrets or confidential information concerning the Company, except in connection with the performance of his duties hereunder. Such trade secrets and confidential information shall include, but not be limited to, (x) lists of names and addresses of customers and suppliers of the Company or its affiliates, and (y) software and computer programs, market research and data bases, sources of leads and methods of obtaining new business, sales figures, prices,

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projections, estimates, tax records, personnel history, accounting procedures, and methods of purchasing, marketing, selling, promoting, performing and pricing products and services employed by the Company or its affiliates in the Business or any segment thereof.

                           (b) As used herein, the term "TRADE AREA" shall mean
the United States.

                           (c) Executive recognizes the importance of the
covenant contained in this Section 7 and acknowledges that, based on his past experience and training as an executive of the Company, the projected expansion of the Company's business, and the nature of his services to be provided under this Agreement, the restrictions imposed herein are: (i) reasonable as to scope, time and area; (ii) necessary for the protection of the Company's legitimate business interests, including without limitation, the Company's and its affiliates' trade secrets, goodwill, and its relationship with customers and suppliers; and (iii) not unduly restrictive of Executive's rights as an individual. Executive acknowledges and agrees that the covenants contained in this Section 7 are essential elements of this Agreement and that but for these covenants, the Company would not have entered into this Agreement. Such covenants shall be construed as agreements independent of any other provision of this Agreement. The existence of any claim or cause of action against the Company by the Executive, whether predicated on the Company's breach of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 7.

                           (d) If Executive commits a breach or threatens to
commit a breach of any of the provisions of this Section 5, the Company shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Section 7 specifically enforced by any court having equity jurisdiction, through injunctive or other relief (without being required to post any bond or other security), it being acknowledged that any such breach or threatened breach will cause irreparable injury to the Company, the amount of which will be difficult to determine, and that money damages will not provide an adequate remedy to the Company.


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                           (e) If any covenant contained in this Section 7, or
any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration, scope and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

                           (f) The provisions of this Section 7 shall survive
the expiration and termination of this Agreement, and the termination of Executive's employment hereunder, for any reason.

                           (g) Notwithstanding the foregoing, in the event
Executive is terminated by the Company without Cause pursuant to Section 5.3, and the Company desires to enforce the restrictions set forth in subsection
(a)(i) of this Section 7, then the Company shall continue to pay to Executive his monthly Salary as provided in Section 3 during the period of non-competition desired by the Company, but which shall in no event exceed the three year term provided in 7(a) above. While Executive is receiving Salary pursuant to this subsection (g), he shall not be entitled to any other compensation or benefits under this Agreement. The Company may terminate its obligation to pay Salary under this subsection (g) at any time, by written notice to Executive, whereupon Executive shall be free to compete with the Company. Notwithstanding any termination without Cause, the restrictions of subsections (a)(ii) and (a)(iii) above shall apply to Executive without any obligation of the Company to pay Salary to Executive after termination.

         8. SALE OF SHARES. Executive shall purchase from the underwriters at the time of the Company's initial public offering for a purchase price of $1,000,000 that number of shares of Company's common shares determined as follows:

                  1,000,000         # of Shares (the"Shares")

                            =
                  --------

                  Opening price of
                  Company's common
                  shares on the date of
                  Company's Initial Public
                  Offering (the "IPO")


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         9. GRANT OF SHARES. -- Company hereby grants to Buyer the same number of the Company's common shares purchased by Executive (the "Grant Shares") pursuant to Section 1 above, subject to the following:

                  (a) Executive shall vest in his right to receive the Grant
Shares:

           (i)      after 1 year of employment with Company           33-1/3%
           (ii)     after 2 years of employment with Company          33-1/3/%
           (iii)    after 3 years of employment with Company          33-1/3%

                  (b) The IPO shall have closed on or before November 15, 1997, and Executive has purchased the Shares.

                  (c) Executive shall be employed by Company and shall not have been terminated for cause as defined herein.

         10. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. -- Executive represents and warrants to Company as follows:

                  10.1 INVESTMENT REPRESENTATION. -- Executive represents, and in making this purchase it is specifically understood and agreed, that he is acquiring the Shares being purchased hereunder for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and that he has no present intention of distributing same.

                  10.2 ABILITY TO BEAR RISK. -- Executive warrants to Company that he is willing and financially able to bear the economic risks of the investment contemplated by this Agreement and that he has knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment. Executive realizes that, in the view of the state and federal regulatory bodies, a purchase with the intent to resell by reason of any foreseeable specific contingency or an anticipated change in market conditions or in his financial condition or that of Company or its industry or in connection with a contemplated liquidation or settlement of any loan obtained by Executive for the acquisition of the Shares purchased hereby would represent a purchase with an intent inconsistent with the representations required by the Executive and that state and federal regulatory bodies might regard such sale or distribution as a deferred sale as to which the exemptions from registration would not be available. Executive acknowledges that he must bear the economic risk of the investment contemplated by this Agreement for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, cannot

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be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                  Executive acknowledges that the purchase of the Shares involves a high degree of risk and that he has made such investigation of the business and prospects of the Executive as he deems adequate. Executive further acknowledges that, to the extent he is relying upon any projections of the future business operations, growth, prospects, or development of the Company, that he is aware that some or even all of such projections may never be realized. Executive further acknowledges that such projections are based upon assumptions, presuppositions, and subjective judgments and do not constitute warranties or representations. However, they do constitute the Company's best judgment as to the matters described therein, and the Company has no reason to believe that such projections are not realizable.

                  Further, Executive understands and agrees that the Company has no obligation to register the Shares under the Securities Act or the Securities Exchange Act of 1934. Executive acknowledges he has been advised that when sales are made to five (5) or more persons in Florida, that pursuant to Florida Statutes 517.061, the Executive has three (3) days from his first tender of consideration to consider the transaction described hereunder as voidable.

                  10.3 ACCESS TO INFORMATION. -- Executive warrants to Company that he has received the financial statements of the Company for the year ending December 31, 1996, and the month ending March 31, 1997, and has reviewed same and has had an opportunity to ask questions of and receive answers from, appropriate officers and representatives of the Company, and to obtain any additional information concerning the Company which Executive has requested. In addition, Executive warrants that the Company has made available for inspection by Executive various documents connected with the Company's business and has not refused in any way to permit Executive to inspect any document requested to be inspected by Executive.

                  10.4 AGENTS OR BROKERS. -- Executive represents and warrants that he has taken no action which would give rise to any claim by any person for finders fees, brokerage or other commissions relating to this Agreement or the transactions contemplated hereby, and Executive will indemnify and hold harmless the Company from and against any claims for any such fee as a result of any agreement or understanding between any of them and any third party.

         11. TRANSFER RESTRICTIONS. --

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                  11.1 CONSENT AND AGREEMENT TO TRANSFER RESTRICTIONS. --
Executive consents and agrees that the Shares being purchased pursuant to this Agreement have been acquired pursuant to an investment representation on his part and shall not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, by Executive, and the Company may not permit the transfer of such Shares, except upon the issuance to the Company of a favorable opinion of its counsel or the submission to the Company of such other evidence as may be reasonably satisfactory to counsel for the Company, in either case, to the effect that any such transfer shall not be in violation of the Securities Act and any applicable state securities laws. Executive agrees that a conspicuous legend shall be placed upon any certificate or certificates delivered to them or any substitutes thereof in substantially the following form:

           THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE PURCHASER HEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE PURCHASER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

         12. MISCELLANEOUS.

                           (a) MODIFICATION AND WAIVER. Any term or condition of
this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

                           (b) GOVERNING LAW. The validity and effect of this
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated and

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determined, and personal jurisdiction over Executive shall be vested, in the appropriate County or Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, or the Federal District Court for the Middle District of Florida, Orlando, Division. Venue for any legal action authorized hereunder shall be in Orange County, Florida.

                           (c) TAX WITHHOLDING. The Company may withhold from
any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (d) SECTION CAPTIONS. Section and other captions
contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                           (e) SEVERABILITY. Every provision of this Agreement
is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                           (f) INTEGRATED AGREEMENT. This Agreement consti-
tutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

                           (g) INTERPRETATION. No provision of this Agreement is
to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement:
"herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                           (h) NOTICES. All notices and other communications
hereunder shall be in writing and shall be deemed to have been duly

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given if delivered by hand delivery, or by facsimile (with confirmation of transmission), or by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

             IF TO THE EXECUTIVE:          Ezra P. Mager
                                           540 Madison Ave.
                                           20th Floor
                                           New York, NY  10022
                                           Telecopier no. 212-644-8333

             IF TO THE COMPANY:            First Team Automotive Corp.
                                           350 S. Lake Destiny Drive
                                           Suite 200
                                           Orlando, FL  32810
                                           Telecopier no.407-660-1576
                                           Attn:  W. Warner Peacock


             With a copy to:               J. Gregory Humphries, Esq.
                                           Shutts & Bowen
                                           20 N. Orange Avenue
                                           Suite 1000
                                           Orlando, FL  32801-4626
                                           Telecopier no.407-425-8316

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by addressee.

                           (i) ATTORNEYS FEES. In the event of any litigation
arising under the terms of this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys fees and court costs from the other party or parties.

                           (j) WAIVER OF JURY TRIAL. THE PARTIES HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION

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IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the day and year first above written.


WITNESSES:                             FIRST TEAM AUTOMOTIVE CORP., a
                                       Delaware corporation

--------------------------------

                                       By:
--------------------------------            --------------------------------
                                     Title:
                                            --------------------------------

WITNESSES:


--------------------------------

--------------------------------            --------------------------------
                                            Executive         EZRA P. MAGER


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